Exhibit 10.22

                          TEXAS ASSOCIATION OF REALTORS

                                COMMERCIAL LEASE

         This lease agreement is made and entered into by and between ED & ROBIN CHARLESWORTH (Landlord) and JOHN MICHAEL SANDEL (Tenant). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain property with the improvements thereon, containing approximately 3192 square feet hereinafter called the "leased premises", known as FAITH WALK DESIGNS (ODDS AND ENDS), INC. 10609 GRANT, (Address), Lot ______, Block _________, Addition, City of Houston, Harris County, Texas; or as more particularly described below or on attached exhibit:

         The primary term of this lease shall September commencing on the 1st day of September, 1997, and ending at 11:59 p.m. on the 31st, day of September, 2002, upon the following terms, conditions, and covenants:

         $5,000 build-out and ground landscape and maintenance ($500 less in rent for 10 months).

1. TAXES. Each year during the term of this lease, Landlord shall pay real estate taxes assessed against the leased premises in an amount equal to the total real estate taxes assessed against the leased premises in the base year. Each year during the term of this lease, Tenant shall pay as additional rental, upon receipt of a statement from Landlord together with tax statements or other verification from the proper taxing authority, his pro rata share of any increase in real estate taxes over the but year on the property of which the leased premises is a part. Any increase in real estate taxes for a fractional year shall be prorated. The based year shall be 1996.

2. UTILITIES. Tenant shall pay all charges for utility service to the leased premises except for water and dumpster which shall be paid by the Landlord, billed quarterly to tenant for reimbursement.

3. HOLDING OVER. Failure of Tenant to surrender the leased premises at the expiration of the lease constitutes a holding over which shall be construed as a tenancy from month to month at a renal or $3,000 per month.

4. RENT. Tenant agrees to and shall pay Landlord at 9725 LOLLEDD, County of HARRIS, Texas, or at such other place Landlord shall designate from time to time in writing, as rent for the leased premises, the total sum of $145,000 payable without demand in equal monthly payments of $2,500, each in advance on or before the 5th day of each month, commencing on September 1, 1997, and continuing thereafter until the total sum shall be paid. Adjustment to the rent, if any, for rent escalators, for percentage of net rent, or for increases in building operation costs (including but not limited to insurance, custodial services, maintenance and utilities) shall be us set forth in an attached addendum. Rent received after the first day of the month shall be declined delinquent. If rent is not received by Landlord by the 6th of each month, Tenant shall pay a late charge of $50 plus a penalty of $10 per day until rent is received in full. Tenant shall pay $50 for each returned check.

5. USE. Tenant shall use the leased premises for the following purpose and no other: Furniture and gift shop.

6. SECURITY DEPOSIT. Tenant shall pay to Landlord a security deposit in the sum of $2500*, payable on or before the commencement of this lease for Tenant's faithful performance hereunder. Refund thereof shall be made upon performance of this lease agreement by Tenant, minus any assessments or damages unless Landlord and Tenant provide otherwise in Special Provisions. * $1000 already on deposit from lease on Building E.

7. INSURANCE. Landlord shall pay for fire and extended coverage insurance on the buildings and other improvements on the leased premises in an amount not less than $100,000 which amount shall be increased yearly in proportion to the increase in market value of the premises. If Landlord provides any insurance herein, Tenant shall pay to Landlord, during the term hereof, the amount of any increase in premiums for the insurance required over and above such premiums paid during the first year of this lease. Tenant shall provide public liability and property damage insurance for its business operations on the leased premises in the amount of $_________ which policy shall cover the Landlord as well as the Tenant. Said insurance policies required to be provided by Tenant herein shall name Landlord as an insured and shall be issued by an insurance company approved by Landlord. Tenant shall provide Landlord with certificates of insurance evidencing the coverage required herein. Tenant shall be solely responsible for fire and casualty insurance on Tenant's property on or about the leased promises. If Tenant does not maintain such insurance in full force and effect, Landlord may notify Tenant of such failure and if Tenant does not deliver to Landlord within 30 days after such notice certification showing all such insurance to be in full force and effect, Landlord may at his option, take out the necessary insurance to comply with the provision hereof and pay the premiums on the items specified in such notice, and Tenant covenants thereupon on demand to reimburse and pay Landlord any amount as paid or expended in the payment of the insurance premiums required hereby and specified in the notice, with interest thereon at the rate of 18 percent per annum from the date of such payment by Landlord until repaid by Tenant.

8. CONDITION OF PREMISES. Tenant has examined and accepts the leased premises in its present as is condition as suitable for the purposes for which same are leased, and does hereby accept the leased premises regardless of reasonable deterioration between the data of this lease and the date Tenant begins occupying the leased premises unless Landlord and Tenant agree to repairs or refurbishment as noted in Special Provisions.

9. MAINTENANCE AND REPAIRS. Landlord shall keep the foundation, the exterior walls (except glass; windows; doors; door closure devices; window and door frames, molding, locks, and hardware; and interior painting or other treatment of exterior walls), and the roof of the leased premises in good repair except that Landlord shall not be required to make any repairs occasioned by the act or negligence of Tenant, its employees, subtenants, licensees and concessionaires. Tenant responsible for maintenance of the common area and common area equipment. If Landlord is responsible for any such repair and maintenance, Tenant agrees to give Landlord written notice of needed repairs. Landlord shall make such repairs within a reasonable time. Tenant shall certify landlord immediately of any emergency repairs. Tenant shall keep the leased premises in good, clean condition and shall at its sole cost and expense, make all needed repairs and replacements, including replacement of cracked or broken glass, except glass repairs and replacements required to be made by Landlord under this section. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord. Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result by reason of such repairs, and Tenant shall pay to Landlord upon demand as additional rent hereunder the cost of such repairs plus interest. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, normal wear and tear excepted. Normal wear and tear means deterioration which occurs without negligence, carelessness, accident or abuse.

10. ALTERATIONS. All alterations, additions and improvements, except trade fixtures, installed at expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the leased premises us a part thereof on the termination of this lease. Such alterations, additions, and improvements may only be made with the prior written consent of Landlord which consent shall not be unreasonably withheld. If consent is granted for the making of improvements or alterations to the leased premises, such improvements and alterations shall not commence until Tenant has furnished to Landlord a certificate of insurance showing coverage in an amount satisfactory to Landlord protecting landlord from liability for injury to any person and damage to any personal property, on or off leased premises, in connection with the making of such improvements or alterations. No cooling tower, equipment or structure of any kind shall be placed on the roof or elsewhere on the leased premises by Tenant without prior written permission of Landlord. If such permission is granted, such work or installation shall be done at Tenant's expense and in such a manner that the roof shall not be damaged thereby. If it becomes necessary to remove such cooling tower, equipment or structure temporarily, so that repairs to the roof can be made, Tenant shall promptly remove and reinstall the cooling tower, equipment or structure at Tenant's expense and repair at Tenant's expense any damage resulting from such removal or reinstallation. Upon termination or thus lease, Tenant shall remove or cause to be removed from the roof any such cooling tower, equipment or structure if directed to do so by Landlord. Tenant shall promptly repair at its expense any damages resulting from such removal. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, natural deterioration only excepted. Any damage caused by the installation or removal of trade fixtures shall be repaired at Tenant's expense prior to the expiration of the lease term. All alterations, improvements, additions, and repairs made by Tenant shall be made in good and workmanlike manner.

11. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant shall, at its own expense, comply with all laws, orders, and requirements of all governmental entities with reference to the use and occupancy of the leased promises. Tenant and Tenant's agents, employees and invites shall fully comply with any rules and regulations governing the use of the buildings or other improvements to the leased premises as required by Landlord. Landlord may make reasonable changes is such rules and regulations from time to time as deemed advisable for the safety, care and cleanliness of the leased premises, provided same are in writing and are not in conflict with this lease.

12. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this lease nor sublet this lease premises or any interest therein without first obtaining the written consent of the Landlord assignment or subletting without the written consent of Landlord shall be void and shall, at the option of Landlord, terminate this lease.

13. DESTRUCTION. In the event the leased premises is partially damaged or destroyed or rendered partially with for occupancy by fire or other casualty, Tenant shall give immediate notice to Landlord. Landlord may repair the damage and restore the leased premises to substantially the same condition as immediately prior in the occurrence of the casualty. Such repairs shall be made at Landlord's expense unless due to Tenant's negligence. Landlord shall allow Tenant a fair reduction of rent during the time the leased premises are partially unfit for occupancy. If the leased premises are totally destroyed or deemed by the Landlord in be rendered unfit for occupancy by fire or other casualty, of if Landlord shall decide not to repair or rebuild, this lease shall terminate and the rent shall be paid to the time of such casualty.

14. TENANT DEFAULT AND REMOVAL OF ABANDONED PROPERTY. If Tenant abandons the premises or otherwise defaults in the performance of any obligations or convenants herein. Landlord may enforce on performance of this lease in any manner provided by law. This lease may be terminated as Landlord's discretion if such abandonment or default continues for a period of 10 days after Landlord notifies Tenant of each abandonment or default and of Landlord intention to declare this lease terminated. Such notice shall be sent by Landlord to Tenant at Tenant's last known address by certified mail, if Tenant has not completely removed or cured default within the 10-day period, this lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the leased premises and remove all property without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Upon abandonment or default by the Tenant, the remaining unpaid portion of the rental from paragraph 4 herein, shall become due and payable. For purposes of this section, Tenant is presumed to have abandoned the premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the premises, is being or has been removed from the premises and the removal is not within the normal course of Tenant's business, Landlord shall have the right to store any property of Tenant that remains on premises that are abandoned; and, in addition to Landlord's other rights, Landlord may dispose of the stored property if Tenant does not claim the property within 60 days after the date the property is stored, provided Landlord delivers by certified mail to Tenant at Tenant's last known address a notice stating that Landlord may dispose of Tenant's property if Tenant does not claim the properly within 60 days after the date the property is stared.

15. INTERRUPTION OF UTILITIES. Landlord or Landlord's agent may not interrupt or cause the interruption of utility service paid directly to the utility company by Tenant unless interruption results from bona fide repairs, construction, or an emergency. If say utility services furnished by Landlord are interrupted and continue to be interrupted despite the good faith efforts of Landlord to remedy same, Landlord shall not be liable in any respect for damages to the person or property of Tenant or Tenant's employees, agents, or guests, and same shall not be construed as grounds for constructive eviction or abatement of rent. Landlord shall use reasonable diligence to repair and remedy such interruption promptly.

16. EXCLUSION OF TENANT. Landlord may not intentionally prevent Tenant from entering the leased premises except by judicial process unless the exclusion results from (a) bona fide repairs, construction, or an emergency; (b) removing the contents of premises abandoned by Tenant or (c) changing the door locks of Tenant in the event Tenants is delinquent in paying at least part of the rent. If Landlord or Landlord's agent changes the door look Tenant, in the event Tenant is delinquent in paying rent, Landlord of Landlord agent must place a written notice on Tenant's front door stating the name and the address or telephone number of the individual or company from which the new key may be obtained. The new key is required to be provided only during Tenant's regular business hours.

17. LIEN. Landlord is granted an express contractual lien, in addition to any lien provided by law, and a security interest in all property of Tenant found on the leased premises to secure the compliance by Tenant with all terms of this lease.

18. SUBORDINATION. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust, or other lien hereafter placed on the demised premises and Tenant agrees on demand to execute such further instruments subordinating this lease of Landlord may request, provided such subordination shall be on the express condition that this lease shall be recognized by the mortgages, and the rights of Tenant shall remain in full force and effect during the term of this lease so long as Tenant shall continue to perform all of the covenants and conditions of this lease.

19. INDEMNITY. Landlord and its employees and agents shall not be liable in Tenant or to Tenant employees, patrons, visitors, invitees, or any other persons for my such injury to any such persons or for damage to personal property caused by an act, omission, or neglect of Tenant or Tenant's agents or of any other tenant of the premises of which the leased premises is a part. Tenant agrees to indemnity and hold Landlord and its employees and agents harmless from any and all claims for such injury and damages whether the injury occurs on or off the leased premises.

20. SIGNS. Tenant shall not post or paint any signs at, on, or about the leased premises or paint the exterior walls of the building except with the prior written consent of the Landlord. Landlord shall have the right to remove any sign or signs its under to maintain the leased promises or to make any repairs or alterations thereto.

21. TENANT BANKRUPTCY. If Tenant becomes bankrupt or makes voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to Tenant of Landlord's intention to do so.

22. CONDEMNATION. If the whole or any substantial part of the leased premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminant domain or should the leased premises be sold to a condemning authority, under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective from the date of the physical taking of the leased premises.

23. HAZARDOUS MATERIALS. Landlord warrants and represents that the Property does not contain "Hazardous Materials", as that phrase is defined herein. For purposes of this provision, the phrase "Hazardous Materials" shall mean and include any toxic contaminated or other hazardous materials including, without limitations asbestos, PCB, transformers, underground storage containers. materials containing any radioactive substances, petroleum base products, paints, solvents, lead, cyanide, DDT, acids, pesticides, ammonium compounds, and any other substance forming a component part of the improvements which has heretofore or may in the fixture be determined to contain toxic wastes, hazardous materials, or undesirable substances injurious to the health of occupants living or working in or around the subject property. Landlord acknowledges that current and future federal, state, and local laws and regulations may require the clean up of any such Hazardous Materials at the expense of those persons who in the past, present, or future may have had or continue to have any interest in the Property including, but not limited to, current, past, and future owners and users, including tenants, of the Property. The cost and expense of such clean up may be substantial. Landlord further acknowledges that the real estate Brokers and their agents involved in the negotiation of this transaction have no expertise with respect to any such Hazardous Materials. Landlord acknowledges and agrees that Landlord shall look solely to experts and professionals selected by landlord to advise Landlord with respect to the condition of the Property and shall not hold the real estate Brokers or their agents responsible for any Hazardous Material condition or problem relating to the Property. Landlord hereby agrees to indemnify, defend, and hold the real estate Brokers and their agents participating in this transaction harmless or and from any and all liability, claim, debt, damage, cost, or expense, including reasonable attorney's fees, related to or arising out of or in any way connected to Hazardous Materials and/or toxic wastes and/or any other undesirable substances affecting the Property.

24. OMITTED.

25. NOTICES. Notices to Tenant shall be by certified mail or other delivery to the leased premises or to Tenant's last known address. Notices to Landlord shall be by certified mail to the place where rent is payable.

26. DEFAULT BY LANDLORD. In the event of breach by landlord of any covenant, warranty, term or obligation of this lease, then Landlord's failure to cure same or commence a good faith effort to cure same within 10 days after written notice thereof by Tenant shall be considered a default and shall entitle Tenant either to terminate, this lease or cure the default and make the necessary repairs and any expense incurred by Tenant shall be reimbursed by the Landlord after reasonable notice of the repairs and expenses incurred.

27. SIGNS. During the last 30 days of this lease, a "For Sale" sign and/or a "For Lease" sign may be displayed on the leased premises and the leased promises may be shown at reasonable times to prospective purchasers or tenants.

28. RIGHT OF ENTRY. Landlord shall have the right during normal business hours to enter the demised premises; (a) to inspect the general condition and state of repair thereof, (b) to make repairs required or permitted under this lease, or
(c) for any other reasonable purpose.

29. WAIVER OF BREACH. The waiver by landlord of any breach of any provision of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this lease.

30. TIME OF ESSENCE. Time is expressly declared to be of the essence in this lease.

31. BINDING OF HEIRS AND ASSIGNS. Subject to the provisions of this lease pertaining to assignment of the Tenant's interest, all provisions of this lease shall extend to and bind, or inure to the benefit not only of the parties to this lease but to each and every one of the heirs, executors, representatives, successors, and assigns of Landlord or Tenant.

32. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies by this lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, of otherwise.

33. TEXAS LAW TO APPLY. This agreement shall be construed under and in accordance with the laws of the State of Texas.

34. LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

35. PRIOR AGREEMENTS SUPERCEDED. This agreement constitutes the sole and only agreement of the parties to this lease and supercedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this lease.

36. AMENDMENT. No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof, and duly executed by the parties.

37. ATTORNEYS' FEES. Any signatory to this lease agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this lease agreement or this transaction shall be additionally entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs, from the nonprevailing party.

38. SPECIAL PROVISIONS. (This section to include additional factual data not included above.)

Tenant may     1) paint exterior of bldg.
               2) landscape front of bldg toward
                  street, including irrigation system
               3) embellish Cypress Creek Village sign
                  with floral design
               4) remodel interior w/ paint, expand
                  passage to back show room,  remove
                  shelving.

         THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART OF THIS AGREEMENT, SEEK COMPETENT LEGAL ADVICE.


         EXECUTED this 11th day of August, 1997


        /s/ John Michael Sandel               /s/ Robin E. Charlesworth
       -----------------------------------   ----------------------------------
         TENANT OR TENANTS SIGNATURE(S)              LANDLORD SIGNATURE

       -----------------------------------   ----------------------------------
                   ADDRESS                                  ADDRRSS

       -----------------------------------   ----------------------------------


       -----------------------------------   ----------------------------------
                   TELEPHONE                               TELEPHONE


[NOTE: This form is furnished by the Texas Association of REALTORS for the convenience of its members.]

                              Cypress Creek Village
                            10609 Grant Road, Bldg. B
                                Houston, TX 77070
                                  281/469-6395


July 5, 2001


Mike Sandel
Odds & Ends
10609 Grant Road
Houston, TX 77074

                               ADDENDUM TO LEASE

The lease agreement made between Ed and Robin Charlesworth with John Michael Sandel which is scheduled to terminate on the 31st day of September, 2002 may be modified in accordance with the new partnership between Faith Walk Designs and DeCorize, Inc. As Landlord, I hereby offer written permission for the lease to continue as agreed upon on the 11th day of August, 1997. Permission is granted to change the signage to reflect any name change in accordance with the merger between Faith Walk and DeCorize, Inc.



-----------------------------------
John Michael Sandel
Faith Walk Designs


-----------------------------------
Representative of DeCorize, Inc.



-----------------------------------        -----------------------------------
Edward A. Charlesworth, Landlord              Robin Charlesworth, Landlord